UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 776-6804

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Series C and D Convertible Preferred Stock Redemption

As previously reported, on November 28, 2017, InspireMD, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Series D Purchase Agreement”) with an institutional investor (the “Series D Investor”) pursuant to which the Company issued and sold 750 shares of its Series D Convertible Preferred Stock (the “Series D Preferred Stock”), which was amended on February 21, 2018, February 26, 2018 and March 28, 2018. Pursuant to the Series D Purchase Agreement, as amended, and the certificate of designation for the Series D Preferred Stock, the holders of the Series D Preferred Stock have the option, subject to certain limitations, to exchange their shares of Series D Preferred Stock into the securities the Company sells in an offering of the Company’s common stock or common stock equivalents for gross proceeds of at least $8 million (a “Qualified Offering”). Pursuant to the Series D Purchase Agreement, as amended, the Company was also required to, upon closing of a Qualified Offering, exchange all remaining outstanding shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) held by the Series D Investor for the securities issued in such Qualified Offering on a $1.00 per stated value for $1.00 new subscription amount basis.

On June 28, 2018, the Company and the Series D Investor entered into a letter agreement (the “Letter Agreement”) which further amended the Series D Purchase Agreement to provide that, notwithstanding anything to the contrary in the prior agreements, in the event the Company consummates a Qualified Offering in which the Series D Investor and its affiliates invest at least $3 million, (i) instead of an automatic exchange of all outstanding shares of Series C Preferred Stock held by the Series D Investor into securities issued in a Qualified Offering on a $1.00 per stated value for $1.00 new subscription amount basis, all outstanding shares of Series C Preferred Stock held by the Series D Investor will be redeemed at a per share purchase price equal to the stated value of the Series C Preferred Stock, and (ii) all outstanding shares of Series D Preferred Stock will be redeemed at a per share purchase price equal to the stated value of the Series D Preferred Stock.

Pursuant to the Letter Agreement, on July 3, 2018, upon closing of the Offering (as defined below) that was a Qualified Offering, the Company used $2,264,269 of the net proceeds of the Offering to redeem 306,917 shares of Series C Preferred Stock and 300 shares of Series D Preferred Stock held by the Series D Investor.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Public Offering

On June 29, 2018, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (the “Underwriter”), relating to an underwritten public offering (the “Offering”) of (i) 10,851,417 common units (“Common Units”), with each Common Unit being comprised of one share of the Company’s common stock, par value $0.0001 per share, and one Series D warrant (collectively, the “Series D Warrants”) to purchase one share of common stock and (ii) 22,481,916 pre-funded units (“Pre-Funded Units”), with each Pre-Funded Unit being comprised of one pre-funded warrant (collectively, the “Pre-Funded Warrants”) to purchase one share of common stock and one Series D Warrant, which closed on July 3, 2018.

The Company also granted the Underwriter a 30-day option to purchase up to an additional 4,999,999 shares of common stock at a purchase price of $0.29 per share and/or up to 4,999,999 additional Series D Warrants to purchase 4,999,999 shares of common stock at a purchase price of $0.01 per Series D Warrant, less the underwriting discounts and commissions of $0.0203 per share and $0.0007 per Series D Warrant. The Underwriter exercised its option to purchase an additional 4,999,999 Series D Warrants to purchase 4,999,999 shares of common stock.

The offering price to the public was $0.30 per Common Unit and $0.29 per Pre-Funded Unit.

The Series D Warrants included in the Common Units and the Pre-Funded Units are immediately exercisable at a price of $0.30 per share of common stock, subject to adjustment in certain circumstances, and expire five years from the date of issuance. The shares of common stock, or Pre-Funded Warrants in the case of the Pre-Funded Units, and the Series D Warrants were offered together, but the securities contained in the Common Units and the Pre-Funded Units were issued separately.

The Pre-Funded Units were offered and sold to purchasers whose purchase of Common Units in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding common stock immediately following the consummation of this Offering, if the purchaser so chose in lieu of Common Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of the Company’s outstanding common stock (or at the election of the purchaser, 9.99%). Each Pre-Funded Warrant contained in a Pre-Funded Unit is exercisable for one share of our common stock at an exercise price of $0.01 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriter of the Company, its directors and certain of its executive officers, and by the Company of the Underwriter, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto.

The net proceeds to the Company from the Offering and the exercise of the Underwriter’s option to purchase additional 4,999,999 Series D Warrants to purchase 4,999,999 shares of common stock is approximately $8.7 million, excluding the proceeds, if any, from the exercise of the Series D Warrants and the Pre-Funded Warrants sold in this Offering, and after deducting underwriting discounts and commissions and payment of other estimated expenses associated with the Offering that are payable by the Company. The Company used $2,264,269 of the proceeds of the Offering to redeem the outstanding shares of its Series C Convertible Preferred Stock held by the holder of its Series D Convertible Preferred Stock and all outstanding shares of its Series D Convertible Preferred Stock pursuant to the Letter Agreement described above under “Series C and D Convertible Preferred Stock Redemption.” The Company intends to use the remainder of the net proceeds of the Offering for research and development, capital expenditures, working capital and other general corporate purposes, as well as potential acquisition.

Pursuant to the Underwriting Agreement, the Company, upon closing of the Offering, issued to the Underwriter warrants to purchase up to 2,000,000 shares of common stock, or 6% of the aggregate number of shares of common stock sold in the offering (including the number of shares of common stock issuable upon exercise of the Pre-Funded Warrants sold in the Offering). The Underwriter warrants are exercisable at any time and from time to time, in whole or in part, following the date of issuance and ending five years from the date of the execution of the Underwriting Agreement, at a price per share equal to $0.375 (125% of the offering price to the public per Common Unit).

A registration statement on Form S-1 relating to the Offering (File No. 333-225680) was declared effective by the Securities and Exchange Commission on June 29, 2018. The Offering is being made only by means of a prospectus forming a part of the effective registration statement.

The foregoing descriptions of the Underwriting Agreement, the Series D Warrants, the Pre-Funded Warrants and the Underwriter’s warrants are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Series D Warrant, the Pre-Funded Warrant and the Underwriter’s warrant, copies of which are filed as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3 respectively, and incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 2, 2018, the Company filed with the office of the Secretary of State of the State of Delaware a Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Amendment”) which removes the provision providing for an automatic exchange of all outstanding shares of Series B Convertible Preferred Stock into securities issued in a Qualified Offering on a $1.00 per stated value for $1.00 new subscription amount basis upon a Qualified Offering.

The foregoing description of the terms and provisions of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

On June 29, 2018, the Company issued a press release announcing the pricing of the underwritten public offering of 33,333,333 units at $0.30 per unit. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Pursuant to the full ratchet anti-dilution adjustment provisions in the respective certificate of designation for the Company’s Series B Convertible Preferred Stock and Series C Preferred Stock, the conversion price of the outstanding shares of the Series B Convertible Preferred Stock and the Series C Preferred Stock was reduced to $0.30 per share, effective as of the date of the Underwriting Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-1, Amendment No. 2, filed with the SEC on June 26, 2018 (File No. 333-225680)).
3.1	Certificate of Amendment, dated July 2, 2018
4.1	Form of Series D Warrant (incorporated by reference to Exhibit A to Exhibit 4.3 to the Company’s Registration Statement on Form S-1, Amendment No. 2, filed with the SEC on June 26, 2018 (File No. 333-225680)).
4.2	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1, Amendment No. 2, filed with the SEC on June 26, 2018 (File No. 333-225680)).
4.3	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1, Amendment No. 2, filed with the SEC on June 26, 2018 (File No. 333-225680)).
10.1	Letter Agreement, dated June 28, 2018 (incorporated by reference to Exhibit 10.67 to the Company’s Registration Statement on Form S-1, Amendment No. 3, filed with the SEC on June 28, 2018 (File No. 333-225680)).
99.1	Press Release, dated June 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: July 5, 2018	By:	/s/ James Barry
	Name:	James Barry, Ph.D.
	Title:	President and Chief Executive Officer